EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Redwood Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(c)	6,158,931	$10.51	(1)	$64,730,365	(1)	0.0000927	$6,001
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A		N/A			N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A			N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts						$64,730,365	(1)		$6,001
	Total Fees Previously Paid									N/A
	Total Fee Offsets									$6,001
	Net Fee Due									$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed		Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A	N/A	N/A		N/A
Fee Offset Sources	N/A	N/A	N/A		N/A											N/A
Rule 457(p)
Fee Offset Claims	Redwood Trust, Inc.	S-3ASR	333-263301	March 4, 2022		$6,001	(2)		(2)		(2)		(2)		(2)
Fee Offset Sources	Redwood Trust, Inc.	S-3ASR	333-263301		March 4, 2022											$644,332	(2)

(1)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the amount of the filing fee. The maximum offering price per security and the maximum aggregate offering price are based on the average of the $10.63 (high) and $10.39 (low) sale price of Redwood Trust, Inc.’s common stock as reported on the New York Stock Exchange on March 3, 2022.

(2)	On March 4, 2022, the Registrant filed a Registration Statement on Form S-3 (Registration No. 333-263301) and, in accordance with Rules 456(b) and 457(r) under the Securities Act, deferred payment of the entire registration fee, except for $658,130 of unused filing fees (the “Unused Filing Fees”) previously paid with respect to unsold securities having an aggregate initial offering price of $4,825,005,547 in connection with the filing of Registration Statement on Form S-3 (Registration No. 333-185882-01), which was initially filed by Sequoia Residential Funding, Inc. and Sequoia Mortgage Funding Corporation on January 4, 2013, and Registration Statement on Form S-3 (Registration No. 333-189370), which was initially filed by Sequoia Residential Funding, Inc. and Sequoia Mortgage Funding Corporation on June 14, 2013. Offerings under these prior registration statements were completed and the registration statements expired. Pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees were to be applied to fees payable pursuant to Registration Statement on Form SF-3 (Registration No. 333-211339), which was initially filed by Sequoia Residential Funding, Inc. on May 13, 2016. No offerings under this prior registration statement were completed and the registration statement expired. Pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees were to be applied to fees payable pursuant to Registration Statement on Form S-3 (Registration No. 333-231338), initially filed by Redwood Trust, Inc. on May 9, 2019 and amended on March 12, 2021. Offerings under this prior registration statement were completed and, pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees will be applied to the fees payable pursuant to Registration Statement on Form S-3 (Registration No. 333-263301) and its related prospectus supplements on a pay-as-you-go basis. On March 7, 2022, the Registrant filed a prospectus supplement and offset filing fees then due by $13,798. As a result, a filing fee offset of $644,332 remains available to offset the current filing fee. The Registrant is offsetting the filing fee due under this prospectus supplement by $6,001, with $638,331 remaining to be applied to future filings from this fee offset source.